UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (date of earliest event reported): March 31, 2025
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InfuSystem Holdings, Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	001-35020 (Commission File Number)	20-3341405 (I.R.S. Employer Identification Number)

3851 West Hamlin Road Rochester Hills, Michigan 48309
(Address of principal executive offices) (Zip Code)

(248) 291-1210
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, par value $.0001 per share	INFU	NYSE American LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Departure of Chief Executive Officer and Appointment of Incoming Chief Executive Officer

On April 1, 2025, InfuSystem Holdings, Inc. (the “Company”) announced that the Company's Board of Directors (the "Board") and Richard A. DiIorio have agreed that Mr. DiIorio will step down as the Company's Chief Executive Officer ("CEO"), effective May 19, 2025 (the "Separation Date") and will continue to serve on the Board until the end of his term, which expires May 15, 2025. Mr DiIorio's separation is not due to any disagreement with the Company or any matter relating to the Company's operations, policies or practices.

On March 31, 2025, the Company and Mr. DiIorio entered into a separation and release agreement setting out the terms of his separation from the Company, including severance payments and benefits substantially consistent with the applicable terms of the employment agreement between the Company and Mr. DiIorio dated May 24, 2021, as amended (the "Employment Agreement"), in the event of an involuntary termination. The entitlement to the severance benefits and payments is subject to Mr. DiIorio's execution and non-revocation of a general release of claims and continued compliance with the separation agreement, including compliance with the existing restrictive covenants under the terms of the Employment Agreement.

The foregoing description of the separation and release agreement with Mr. DiIorio does not purport to be complete and is qualified in its entirety by reference to the full text of the separation agreement, a copy of which is filed as Exhibit 10.1 hereto.

The Board has appointed Carrie Lachance as the new CEO, effective as of the Separation Date. Ms. Lachance is currently President and Chief Operating Officer of the Company and serves on the Company's Board. In her new role, she will serve as the principal executive officer of the Company until her successor is duly appointed and qualified, or until her earlier termination or removal. The terms of Ms. Lachance's compensation will not immediately change in connection with her appointment as CEO.

Coincident to Ms. Lachance's appointment, Scott Shuda was appointed Executive Chairman of the Company's Board. Mr. Shuda had previously served as Chairman.

Ms. Lachance joined the Company in September 2010 and was elected to the Board on May 18, 2021. Ms. Lachance has held multiple positions with the Company. She was promoted to President and Chief Operating Officer in March 2021. She previously served as Executive Vice President and Chief Operating Officer from October 2019 to March 2021; Senior Vice President of Clinical and Customer Services from October 2018 to October 2019; Vice President of Clinical and Customer Services from December 2017 to October 2018 and Director of Clinical Resources until December 2017. Ms. Lachance began her career as a registered nurse and is also a certified infusion nurse. She is a member of the CRNI® Exam Council nursing board for the Infusion Nurses Certification Corporation (INCC). She holds a Bachelor of Science degree in nursing and a Master of Business Administration-Management degree from Rivier University.

There is no arrangement or understanding between Ms. Lachance and any other person pursuant to which she was selected as an officer of the Company, there are no family relationships between Ms. Lachance and any director or other executive officer of the Company, and there are no related persons transactions (within the meaning of Item 404(a) of Regulation S-K) involving Ms. Lachance and the Company and its subsidiaries.

On April 1, 2025, the Company issued a press release announcing the transition of the CEO, a copy of which is attached as Exhibit 99.1 hereto.

Item 9.01 - Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
10.1	Separation Agreement and Release, dated March 31, 2025
99.1	Press Release of InfuSystem Holdings, Inc. dated April 1, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFUSYSTEM HOLDINGS, INC.

By:	/s/ Barry Steele
Barry Steele
Chief Financial Officer

Dated: April 1, 2025